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                                                                    EXHIBIT 21.1







                              List of Subsidiaries





1.   G.S. Capital Corp.
2.   Carly Holdings, Inc.
3.   Meryka, Inc.
4.   Mersa Corp.
5.   General Armored Corporation
6.   General Debit Corporation
7    General Check Cashing Corporation